Exhibit 10.1

Execution Copy

SECURED PROMISSORY

NOTE PURCHASE AGREEMENT

DATED AS OF AUGUST 8, 2024

5.	Representations and Warranties of the Borrower		13
	5.1	Organization, Good Standing and Qualification	13
	5.2	Authorization	13
	5.3	Litigation; Labor Disputes and Acts of God	14
	5.4	Absence of Required Consents; No Violations	14
	5.5	Financial Statements	15
	5.6	Changes	15
	5.7	Capitalization	16
	5.8	Title to Properties and Assets; Liens, Condition of Assets	17
	5.9	Further Representations and Warranties Regarding the Collateral	17
	5.10	No Material Adverse Effect	17
	5.11	Subsidiaries	17
	5.12	Disclosure	18
	5.13	Offering	18
	5.14	Environmental and Other Laws	18
	5.15	Insurance	19
	5.16	Use of Proceeds	19
	5.17	Equipment	19
6.	Security Interest.		20
	6.1	Security	20
	6.2	Perfection	20
7.	Additional Covenants of the Borrower		21

8.	Default.		28
	8.1	Events of Default	28
	8.2	Consequences of Events of Default	29
9.	Miscellaneous.		30
	9.1	Survival of Representations, Warranties and Covenants	30
	9.2	Successors and Assigns	30
	9.3	Governing Law; Arbitration	30
	9.4	Counterparts	31
	9.5	Titles and Subtitles	31
	9.6	Notices	31
	9.7	Amendments and Waivers	31
	9.8	Severability	32
	9.9	Expenses and Fees	32
	9.10	Finder’s Fee	33
	9.11	Indemnity	33
	9.12	Further Assurances	34
	9.13	Entire Agreement	34
	9.14	Attorney’s Fees	34

SECURED PROMISSORY NOTE PURCHASE AGREEMENT

This Secured Promissory Note Purchase Agreement (this “Agreement”) is made as of August 8, 2024, by and between Monetary Metals Bond III LLC, a Delaware limited liability company, or its permitted assigns (the “Purchaser”), Silver Valley Metals Corp. (with its business address at 1 Mine Road, Kellogg, ID 83837), an Idaho corporation (the “Borrower”) and Bunker Hill Mining Corp. (the “Parent”).

RECITAL

WHEREAS, the Borrower and the Purchaser wish to enter into that certain secured promissory Note (as defined below), whereby the Purchaser will loan to the Borrower an aggregate principal amount of U.S. Dollars equal to, on the original date of the Note, the U.S. Dollar equivalent to of up to 1,200,000 Ounces of Silver, subject to the terms and conditions specified herein (the “Loan”);

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Borrower and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms have the following meanings:

“Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) a day on which the New York Stock Exchange or TSX Venture Exchange is closed, or (iv) a day on which banking institutions or silver depositories/warehouses are authorized or obligated by Law or executive order to remain closed in New York City, United States.

“Collateral” has the collective same meaning as defined in each of the Security Documents and shall also include the security collateral set forth in Section 6 (as defined below).

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (A) any indebtedness, lease, dividend, letter of credit or other obligation of another, such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (B) any obligations for undrawn letters of credit for the account of that Person; and (C) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Debt” means all liabilities, obligations and indebtedness of every kind and nature of any Person, including, without limitation: (A) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (B) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed, (C) obligations evidenced by notes, bonds, debentures or similar instruments, (D) capital lease obligations, and (E) Contingent Obligations.

“Default” means any of the events specified in Section 8.1 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8.1 would, unless cured or waived, become an Event of Default.

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“EPA Settlement Agreement” means the Consent Decree between the United States of America and Placer Mining Company, Inc., filed with the United States District Court District of Idaho on March 3, 2018 and approved on June 19, 2018 and the Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp, dated as effective May 15, 2018 (EPA Region 10 CERCLA Docket No. 10-2017-0123), as amended by the First Amendment To The Settlement Agreement And Order On Consent For Response Action By Bunker Hill Mining Corp. between the EPA and Bunker Hill Mining Corp, dated as effective December 19, 2021, and any other amendments thereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Guarantee” means the Guarantee, dated as of the Closing Date, issued by the Parent for the benefit of the Purchaser.

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“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Intercompany Subordination and Postponement Agreement” dated as of August 8, 2024 between the Parent, Borrower and Purchaser.

“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of the date hereof by and between the Purchaser, Sprott Private Resources Streaming and Royalty (US Collector), LP, Sprott Private Resource Streaming and Royalty (Collector), LP, MineWater Finance LLC, MineWater LLC, MW HH LLC, the Borrower and the Parent, and all other documents, agreements, exhibits, schedules or instruments contemplated thereby or executed in connection therewith.

“Law” means any applicable statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of any nation, province or state or department or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“LBMA” means the London Bullion Market Association.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“Loan Maturity Date” means August 8, 2027.

“Mortgage, Assignment of Production, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing” dated as of August 8, 2024, made by and between the Purchaser and the Borrower.

“Ounce” means a fine troy ounce.

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“Permitted Debt” means: (i) trade accounts payable incurred in the ordinary course which are either not overdue or, if disputed and in that case whether or not due, are being contested in good faith by appropriate proceedings, (ii) obligations under long-term real property leases incurred in the ordinary course of business, (iii) finance or capital lease obligations in respect of office buildings, vehicles, equipment, computers, production, storage and export facilities, including any Debt in respect of capital or finance leases or purchase money Liens permitted by paragraph (xvi) of the definition of Permitted Liens, or other relevant assets incurred in the ordinary course of business, and (iv) letters of credit, surety or performance bonds and/or similar guarantees that are required during the ordinary course of business or required under applicable Law; (v) Debt in respect of taxes or other governmental charges which is not yet due or which is being contested in good faith by appropriate proceedings and which, if determined adversely would not have a Material Adverse Effect; (vi) the existing Debt and any refinancing, extension or renewal of any existing Debt listed on Schedule 1 attached hereto and not involving an increase in the principal amount thereof; (vii) subject to the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, obligations in respect of surety or performance bonds and/or letters of credit required to be provided to the EPA in respect of Financial Assurance (under and as defined in the EPA Settlement Agreement) of up to US$17,000,000, which obligations, in the case of surety or performance bonds, are permitted to be partially secured by letters of credit (in amounts satisfactory to the Purchaser) and otherwise secured by security ranking subordinate to the security and subject to a subordination agreement with the Purchaser, in form and substance satisfactory to the Purchaser, and which obligations, in the case of letters of credit, are permitted to be fully secured by cash collateral that is not subject to the security (and the Purchaser will execute and deliver a no interest letter in respect of the security with respect to such cash collateral, in form and substance satisfactory to the Purchaser, acting reasonably); (viii) subject to prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, (A) any reclamation bonds relating to any mining property owned by the Parent or Borrower, required in connection with the construction, development or operation of such mining property and (B) offtake financing on terms and conditions satisfactory to the Purchaser, (ix) unsecured hedging obligations pursuant to hedging contracts permitted under the terms of this Agreement and (x) any intercompany indebtedness incurred by any member of the Borrower Group with the Parent; provided, however, that such indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the obligations of the Borrower Group under this Agreement, the Note or any other Transaction Document (as applicable) and to all of Purchaser’s rights pursuant to a subordination agreement in form and substance satisfactory to Purchaser.

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“Permitted Liens” means, as of any particular time: (i) statutory Liens for taxes, assessments or other governmental charges or levies that are not yet delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with applicable U.S. GAAP; (ii) landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens and contractual Liens granted to operators and non-operators under silver exploration and mining agreements or incident to the exploration, development, operation and maintenance of the Project, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with applicable U.S. GAAP; (iii) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws; (vi) judgment liens in respect of judgments that do not constitute an Event of Default (as defined below); (vii) royalties, streams, overriding royalties, reversionary interests, production payments, sales contracts, and similar burdens with respect to the Project owned by the Borrower or any Subsidiary that do not secure indebtedness for borrowed money; (viii) Liens arising from financing statement filings and real property record filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease; (ix) routine operational agreements, preferential rights to purchase, and provisions requiring a third party’s consent prior to assignment and similar restraints on alienation, in each case, granted pursuant to a silver exploration or mining agreement or lease and arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of the Project; (x) Liens burdening only deposit accounts, securities accounts or other funds maintained with a financial institution in favor of such depository or securities intermediary that arise solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to such deposit accounts, securities accounts or funds or under any deposit account agreement or securities account agreement entered into in the ordinary course of business; provided, that (A) no such deposit account or securities account is a dedicated cash collateral account or is subject to restrictions against access by the Borrower or any Subsidiary, and (B) no such deposit account or securities account is intended by the Borrower or any Subsidiary to provide cash collateral to the applicable financial institution; (xi) easements (including easements for pipelines, alleys, telephone lines, power lines and railways), rights-of-way, restrictions (including zoning restrictions), covenants, terms, conditions, exceptions, servitudes, permits, licenses, surface leases and other similar rights in respect of surface operations, encroachments, protrusions and other similar encumbrances and minor title deficiencies on or with respect to any real property that (A) in each case are customarily accepted in the silver exploration and mining industry, (B) in the aggregate, are not substantial in amount, and (C) do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries; (xii) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by any Borrower Group member or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; (xiii) any Lien on cash deposits or term deposits in favour of issuers of surety or performance bonds and/or letters of credit referred to in the definition of “Permitted Debt”; (xiv) security given by an any Borrower Group member to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Borrower Group, all in the ordinary course of its business; (xv) the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title; (xvi) Liens securing capital or finance leases or purchase money Liens relating solely to the acquisition of equipment necessary for the development, construction or operation of any mining project owned by a Borrower Group member, provided that such Liens extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and do not extend to any other assets of a Borrower Group member; (xvii) Liens securing capital or finance leases obligations which constitute Permitted Debt, provided that such Liens extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and do not extend to any other assets of the Borrower Group; (xviii) any operating lease entered into in the ordinary course of business, provided that the same is not a sale-leaseback; and (xix) Liens created pursuant to and in accordance with Section 5.4 below and the Security Documents, and any other Liens set forth on the date hereof on Schedule 1 attached hereto.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Security Agreement” means the Security Agreement dated as of the Closing Date, made by and between the Purchaser, Parent and the Borrower.

“Security Documents” means the (i) Share Pledge Agreement (as defined in the Note),

dated as of the Closing Date, made by and between the Purchaser and the Parent; (ii) Security Agreement (as defined in the Note), dated as of the Closing Date, made by and between the Purchaser and the Borrower; (iii) Mortgage, Assignment of Production, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (as defined in the Note) dated as of August 8, 2024; and (iv) Intercompany Subordination and Postponement Agreement (as defined in the Note) dated as of August 8, 2024; and in all cases, all other documents, agreements, exhibits, schedules or instruments contemplated thereby or executed in connection therewith.

“Share Pledge Agreement” means the Share Pledge Agreement dated as of the Closing

Date, made by and between the Purchaser and the Parent.

“Silver” means silver of minimum .999 fineness in silver bars, conforming in all respects with the specification for “Good Delivery Silver Bars” under the “Good Delivery Rules”, as published by the LBMA from time to time.

“Spot Rate” means, for purposes of calculation of principal and interest payment amounts by the Borrower in connection with this Agreement on any date of determination, the spot rate of exchange for the purchase of Silver against payment of U.S. Dollars being reasonably quoted by the Calculation Agent (as defined in the Note) based on the LBMA Silver price (12:00 p.m. UTC) price on the applicable date on such date (or, in the case of regularly scheduled payment of principal and interest on a Payment Date (as defined in the Note), then the last day in the related Determination Period (as defined in the Note)); provided, that, in the event of a Spot Rate Cessation, the “Spot Rate” as of any such date of determination will be the LBMA Silver price (10:30 a.m. 12:00 p.m. UTC) on the last published date prior to the occurrence of such Spot Rate Cessation. Broker charges incurred in funding the Loan, or repayment of principal and interest are to the account of the Parent.

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In the case of the Borrower receiving the initial Loan proceeds, the Spot Rate means, for purposes of calculation of principal and interest payment amounts by the Borrower in connection with this Agreement on any date of determination, the spot rate of exchange for the purchase of Silver against payment of U.S. Dollars being reasonably quoted by the Calculation Agent based on the LBMA Silver price (12:00 p.m. UTC) price on the applicable date on such date (or, in the case of regularly scheduled payment of principal and interest on a Payment Date, then the last day in the related Determination Period); provided, that, in the event of a Spot Rate Cessation, the “Spot Rate” as of any such date of determination will be the LBMA Silver price (10:30 a.m. 12:00 p.m. UTC) on the last published date prior to the occurrence of such Spot Rate Cessation.

“Transaction Documents” means collectively, this Agreement, the Note, the Security Documents, the Guarantee, the Intercreditor Agreement, and all other agreements, documents, certificates, and instruments executed and delivered by the Parent, the Borrower, and each Subsidiary of the Borrower that is or becomes a party to a Transaction Document as well as any third party that is a party thereto, in accordance herewith or therewith.

“U.S. GAAP” means United States generally accepted accounting principles in effect from time to time.

2. Issuance of Note.

Subject to the terms and conditions of this Agreement, following the satisfaction of the conditions set forth in Section 3.2 hereof, on the Closing Date the Borrower shall issue and sell to the Purchaser a secured promissory note (the “Note”) in the principal amount equal to the amount set forth opposite the Purchaser’s name on Schedule A hereto under the heading “Closing Amount” against payment by the Purchaser to the Borrower of such principal amount. The Note shall be in the form of Exhibit A hereto. Capitalized but otherwise undefined terms used herein have the meanings provided therefore in the Note.

3. Closing.

3.1 Effective Date. This Agreement shall become effective via the electronic exchange of documents on the date of this Agreement (the “Effective Date”) or at such other place and date as is mutually agreeable to the Borrower and the Purchaser. The Parties agree that in the sole discretion of the Purchaser, at any time until the principal amount reaches the U.S. Dollar equivalent of up to 1,200,000 troy ounces of silver, calculated using the Spot Rate effective as of the date hereof, additional closings may occur on multiple dates (each such date, a “Subsequent Closing Date”), with the total value of the Loan being all of the proceeds from each closing in aggregate, and each Parties’ obligations hereunder apply equally with respect to all closings. The Parties will, acting reasonably, take all steps required to give effect to more than one closing, if any. The Purchaser will provide the Borrower with seven (7) days written advance notice of a Subsequent Closing Date and its intention to complete any additional closing and the Borrower and the Purchaser will cooperate, both acting reasonably, to coordinate and complete such additional closings. In the event of any Subsequent Closing Dates, the principal amount set forth opposite the Purchaser’s name on Schedule A hereto under the heading “Closing Amount” will be amended to reflect the new total principal amount of the Loan.

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3.2 Closing Conditions. The obligations of the Purchaser to conduct the transactions set forth herein on or following the Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.2, any of which may be waived in whole or in part by the Purchaser (such date upon which all such conditions shall have been waived or satisfied, the “Closing Date”).

(a) Security Interest Grant. The Borrower and the Parent have entered into the Security Documents in favor of the Purchaser, whereby the Borrower and the Parent have granted to the Purchaser a security interest in the Collateral.

(b) Representations and Warranties. The representations and warranties made by the Borrower in Section 5 hereof shall be true and correct as of the Closing Date.

(c) Conditions. All agreements and conditions contained in this Agreement to be performed by the Borrower on or prior to the Closing Date shall have been performed or complied with in all material respects unless waived in whole or in part by the Purchaser.

(d) Governmental Approvals and Filings. The Borrower shall have obtained all governmental, regulatory and stock exchange approvals required, if any, in connection with the lawful sale and issuance of the Note on the Closing Date and the consummation of the transactions contemplated hereunder as of the Closing Date.

(e) Due Diligence. The Purchaser shall have completed such review and examination of the Borrower as it deems necessary to satisfy itself as to the Borrower’s ability to repay the Loan, including but not limited to the receipt of an onsite due diligence report by DRA Global setting forth conclusions to the satisfaction of Purchaser.

(f) Legal Requirements. The sale and issuance by the Borrower, and the purchase by the Purchaser, of the Note shall be legally permitted by all applicable Laws and regulations to which the Purchaser or the Borrower is subject.

(g) Intercreditor Agreement. On or before the Closing Date, the Intercreditor Agreement shall have been submitted by the Borrower for the review, approval and direction of the counterparties to it.

(h) Legal Opinions. The Purchaser shall have received a satisfactory legal opinion from the Borrower’s legal counsel substantially in the form and with the same conclusions as the Opinion (as defined in Schedule 1).

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3.3 Subsequent Closing Dates.

(a) In the event of more than one closing, all of the conditions set out in 3.2(b) through 3.2(h) shall apply to the initial closing on the Closing Date and only conditions, 3.2(c), 3.2(d), 3.2(d) and 3.2(f) shall apply to any subsequent closing on a Subsequent Closing Date.

(b) In no event shall a Subsequent Closing Date occur beyond November 8, 2024.

3.4 No Material Adverse Effect. On or before the Effective Date and the Closing Date, no event shall have occurred or condition exist with respect to the Borrower Group (as defined below) that has resulted in, or could reasonably be expected to result in, any event, matter, condition or circumstance which: (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Borrower; (ii) would materially impair the ability of the Borrower to perform or observe its obligations under or in respect of this Agreement; or (iii) affects the legality, validity, binding effect or enforceability of this Agreement or the perfection or priority of any Lien (as defined below) granted to the Purchaser in the Collateral (the occurrence of any of clause (i) through (iii), a “Material Adverse Effect”).

3.5 Additional Delivery. At least two (2) Business Days following the Closing Date, subject to the discretion and mutual agreement of each of the parties hereto, the Purchaser may sell an agreed upon amount of Ounces of Silver at the Spot Rate and deliver to the Borrower U.S. Dollars by wire transfer of immediately available funds as the principal amount being loaned hereunder, and as of the date thereof the Borrower shall duly execute and deliver to the Purchaser an additional, original Note reflecting the name of the Purchaser, a principal amount equal to such principal amount.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Borrower, that the statements contained in this Section 4 are true and correct as of the Closing Date and the Effective Date:

4.1 Purchaser Organization, Purpose, Good Standing and Qualification. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and the Purchaser is a newly formed entity that has no assets, liabilities or business other than those solely incidental to the transactions described herein.

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4.2 Authorization. The Purchaser has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application affecting enforcement of creditors’ rights generally and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Legends. The Purchaser understands that the Note and the warrants issued in connection herewith may bear one or all of the following legends:

(a) for the warrants and the securities to be issued upon its exercise: this security has not been registered under the U.S. Securities Act of 1933, as amended, or qualified under any state securities Laws. This security may not be sold, [for the warrants, exercised] or transferred in the absence of such registration or qualification or an exemption therefrom under said act and any applicable U.S. state securities Laws or an opinion of counsel for the Purchaser satisfactory to the Borrower that such registration is not required under said act;

(b) for the warrants issued in connection herewith: unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the date the security was first issued;

(c) for the Note: this security is subject to restrictions on transfer contained in that certain Secured Promissory Note Purchase Agreement dated August 8, 2024, which restrictions on transfer are incorporated herein by reference.

4.4 Accredited Investor Status. The Purchaser is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Purchaser falls within the definition of “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators or section 73.3 of the Securities Act (Ontario).

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4.5 Disclosure of Information. The Purchaser has received all materials from the Borrower that it has requested; and the Purchaser has had a reasonable opportunity to ask questions of the Borrower and its representatives and the Borrower has answered all inquiries that the Purchaser’s or its representatives have put to it. The Purchaser understands and acknowledges that any financial projections provided to it are forward-looking statements based on the Borrower Group’s current views and various assumptions and predictions that involve inherent risks and uncertainties and that there can be no assurance that the projections or their underlying assumptions will prove to be accurate, and is cautioned not to place undue reliance on the projections or any other forward-looking statements made by the Borrower, including about the operations of the Borrower Group. The Borrower Group’s actual results may differ materially from such statements. The Purchaser should not regard the provision of such forward-looking information as a representation by the Borrower or any other person that the future events, plans or expectations contemplated by the Borrower will be achieved. The Purchaser acknowledges that the Borrower undertakes no obligation to update, review or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, circumstances or assumptions on which any such statements are based. The Purchaser has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

4.6 Investment Experience. The Purchaser is a special purpose vehicle formed solely to make an investment in the Note and a subscription for the warrants issued in connection herewith and has required each of its investors to represent that it has such knowledge and experience in finance, securities, investments and other business matters, including experience in investing in securities of companies in the development stage, so as to be able to protect its interests concerning this transaction, and if not, it has consulted with a qualified representative for assistance in evaluating the risks and merits of an investment in the Note and the subscription for the warrants. The Purchaser further has required that each investor represent that it understands the various risks of an investment in the Note and the subscription for the warrants and can afford to bear such risks, including, without limitation, the risks of losing its entire investment.

4.7 No Public Market. The Purchaser acknowledges that no market for the Note or the warrants presently exists and it is unlikely that one will develop in the future, and that it may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time prior to maturity.

4.8 Restricted Securities. The Purchaser is aware that the Note and the warrants have not been registered under the Securities Act; that the Note and the warrants will be issued on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities Laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Borrower’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Borrower, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act (and applicable state securities Laws) and the rules and regulations thereunder on the transfer of securities. In particular, the Purchaser agrees that no sale, assignment or transfer of the Note or the warrants shall be valid or effective, and the Borrower shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Securities Act (and applicable state securities Laws), it being understood that the Note and the warrants are not currently registered for sale and that the Borrower has no obligation or intention to so register the Note or the warrants, or (ii) the Note or the warrants are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 prescribes certain waiting periods before the Note or the warrants (or any portion thereof) may be sold, or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Securities Act (and applicable state securities Laws). The Purchaser further understands that an opinion of counsel and other documents may be required to transfer the Note or the warrants (or any portion thereof). The Purchaser is also aware the warrants are being issued pursuant to an exemption from the prospectus requirements under Canadian securities Laws.

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4.9 Purchase Entirely for Own Account. The Purchaser has acquired the Note and the warrants for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the Securities Act or any applicable securities Laws, including Canadian securities Laws, and it has no present intention of distributing or selling to others any of such interest or granting participations therein in violation of the Securities Act or any applicable securities Laws, including Canadian securities Laws.

4.10 No General Solicitation. The Purchaser has not purchased the Note or the warrants because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a Person other than a representative of the Borrower.

4.11 Purchaser Exculpation. The Purchaser acknowledges that it is not relying upon statements, warranties or representations by any person, firm or corporation, other than those of the Borrower set forth in this Agreement and of the Borrower and the Borrower Group (as applicable) set forth in the other Transaction Documents or that is otherwise Posted Information (as defined in the MM Bond III PPM, as defined below) in making its decision to invest in the Note and the Borrower. In formulating a decision to enter into this Agreement, the Purchaser has relied solely upon (i) the provisions of this Agreement and the terms and provisions of the Transaction Documents, (ii) an independent investigation of the Borrower’s business, including an analysis of the reports included as Posted Information, and (iii) consultations with its legal and financial advisors with respect to this Agreement and the Note and the nature of its investment; and that in entering into this Agreement no reliance was placed by the Purchaser upon any representations or warranties other than those contained in this Agreement.

4.12 Compliance with Securities Laws. The Purchaser agrees that it will comply with all securities Laws applicable to it concerning the purchase of the Note and the subscription for the warrants and the Purchaser consents to the filings by the Parent of all documents required by U.S. and Canadian securities Laws in connection with the purchase of the Note and the subscription for the warrants.

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4.13 Status of Purchaser. The Purchaser is not an “affiliate” (as defined in Rule 405 under the Securities Act) or “insider” of the Parent or a “registrant” (in each case, as defined under applicable British Columbia securities Laws) and has not identified itself to the Borrower as an “affiliate,” “insider” or “registrant”.

4.14 Survival of Representations. The Purchaser acknowledges that the representations, warranties and agreements made by it herein shall survive the execution and delivery of this Agreement.

5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Purchaser (and, for the purposes of this Section 5, reference to the term “Borrower” shall mean and include the Parent and all Subsidiaries with respect to each representation and warranty) that the statements contained in this Section 5 are true and correct as of the Closing Date and the Effective Date:

5.1 Organization, Good Standing and Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation (as set forth above) and has all requisite corporate power and authority pursuant to its articles or incorporation and bylaws, or their equivalent, as the case may be, to own and operate its properties and assets and carry on its business as now conducted and as proposed to be conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not result in a Material Adverse Effect.

5.2 Authorization. All action on the part of the Borrower necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Borrower hereunder, the authorization, issuance, sale and delivery of the Note, and the granting of the Lien to the Purchaser in the Collateral has been taken or will be taken prior to the Closing. Each of this Agreement and the Note, when executed and delivered by the Borrower, will constitute the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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5.3 Litigation; Labor Disputes and Acts of God.

(a) Other than as set out in Schedule 5.3 attached hereto, there is no action, suit, proceeding or investigation pending or, to the Borrower’s knowledge, currently threatened against the Borrower that questions the validity of this Agreement, the right of the Borrower to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect. The Borrower is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any (i) court or (ii) federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government (collectively, “Governmental Authority”). There is no action, suit, proceeding or investigation by the Borrower currently pending or that the Borrower intends to initiate.

In addition, except as otherwise disclosed herein, neither the Borrower, the Project (as defined below) nor the properties of the Borrower has been affected by any war, civil strife, currency restriction, political restriction, pandemic, epidemic, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to cause a Material Adverse Effect.

5.4 Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Borrower Group is required in connection with this Agreement or the issuance of the Note or the consummation of the transactions contemplated hereunder, except for such filing(s) pursuant to applicable state securities Laws or Canadian securities Laws as may be necessary, which filings will be timely effected after the Closing, and except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Purchaser as required by the Security Documents. The Borrower Group is not in violation or default (i) of any provision of its articles of incorporation, bylaws, or organizational documents, or any agreements applicable to any of its Equity Interests, or (ii) of any instrument, judgment, order, writ, decree, agreement, arrangement or contract to which it is a party or by which it or its properties are bound, or, to its knowledge, of any provision of any national, federal, provincial, state or local statute, rule or regulation that is, to each of the Borrower Group’s knowledge, as applicable. Other than as set out in Schedule 5.4 attached hereto, the execution, delivery and performance of this Agreement, the Note and the other Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, agreement, arrangement or contract or an event that results in the creation of any Lien upon any assets of the Borrower Group (other than the Lien granted to the Purchaser in the Collateral pursuant to the Security Documents) or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Borrower Group, its business or operations or any of its assets or properties, except for such results which could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Borrower Group has obtained all waivers necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Borrower Group to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Borrower Group to offer or issue any securities of the Borrower Group as a result of the consummation of the transactions contemplated hereunder.

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5.5 Financial Statements.

(a) The Borrower has made available to the Purchaser the publicly available consolidated audited balance sheet and consolidated audited statement of income and cash flows of the Borrower and the Parent (together with the Borrower, the “Borrower Group”) for the twelve (12) months ending December 31, 2023 (the “Statement Date”) (together, the “Audited Financial Statements”) as well as the draft consolidated unaudited balance sheet as of June 30, 2024 (collectively, with all Audited Financial Statements, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared from the Parent’s books of account in accordance with U.S. GAAP, throughout the periods indicated, except as disclosed therein, and the Audited Financial Statements present fairly in all material respects the financial condition and position of the Borrower Group as of December 31, 2023.

(b) The Borrower has no liability or obligation, absolute or contingent (individually or in the aggregate) not disclosed in the Financial Statements, except: (i) current liabilities and obligations of the Borrower incurred in the ordinary course of business subsequent to the Statement Date that do not, individually or in aggregate, have a Material Adverse Effect on the Borrower; (ii) obligations under contracts and commitments incurred in the ordinary course of business of the Borrower; and (iii) liabilities and obligations of a type or nature not required under U.S. GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

5.6 Changes. Since the Statement Date, there has not been, with respect to the Borrower:

(a) other than as set out in Schedule 5.6(a) attached hereto, any change in the assets, liabilities, financial condition, prospects or operations of the Borrower from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect;

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(b) any resignation or termination of Sam Ash, Richard Williams or Gerbrand Van Heerden, without the prior written consent of the Purchaser;

(c) any material change, except in the ordinary course of business, in the Contingent Obligations of the Borrower by way of guaranty, surety, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, that has had or could be reasonably expected to result in a Material Adverse Effect;

(e) any waiver by the Borrower of a valuable right or of a material Debt owed to it;

(f) other than as set out in Schedule 5.6(f), any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any labor organization activity related to the Borrower;

(h) except as otherwise expressly permitted herein, any Debt, obligation or liability incurred, assumed or guaranteed by the Borrower, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i) any change in any material agreement to which the Borrower and/or its properties are a party or by which the Borrower and/or its properties are bound which has had or could reasonably be expected to result in a Material Adverse Effect; or

(j) any other event or condition of any character that, either individually or cumulatively, has had or could reasonably be expected to result in a Material Adverse Effect; or

(k) any agreement, arrangement or commitment by the Borrower to do any of the acts described in subsection (a) through (k) above, other than as disclosed pursuant to forementioned schedules.

5.7 Capitalization

(a) The authorized capital stock of the Borrower, on and as of the Effective Date, is set forth in Schedule 5.7 attached hereto, and the authorized capital stock of the Borrower, immediately prior to the Closing Date and the Effective Date, shall consist of 100 shares of common stock (the “Common Stock”), of which 100 shares are issued and outstanding on and as of the date hereof.

(b) The Borrower has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth on Schedule 5.7 attached hereto. In addition, other than as set forth on Schedule 5.7 hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Borrower of any of its securities.

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(c) All issued and outstanding shares of Common Stock: (i) have been duly authorized and validly issued to the persons listed on Schedule 5.7 attached hereto and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable national, federal, provincial and state Laws concerning the issuance of shares.

(d) The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Borrower’s articles of incorporation, or its equivalent, in effect as of the date hereof, a copy of which has been provided to the Purchaser. The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e) All warrants issued by the Parent in connection with this Agreement shall fully vest from the day they are issued. These warrants shall be exercisable for common stock of the Parent until the earlier of: (i) three years from the date of issue and (ii) the Loan Maturity Date.

5.8 Title to Properties and Assets; Liens, Condition of Assets. The Borrower is the sole legal and equitable owner of and has good and marketable title to its properties and assets (including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates) and has not heretofore transferred, assigned, pledged, charged, hypothecated, granted any security interest in, or encumbered any of its assets, other than Permitted Liens (as defined below).

5.9 Further Representations and Warranties Regarding the Collateral. Subject to the terms of the Intercreditor Agreement and the Permitted Liens, the Lien granted by the Borrower in the Collateral represents a valid first priority Lien on and security interest in the Collateral in favor of the Purchaser, superior and prior to the rights of all third Persons.

5.10 No Material Adverse Effect. On and as of the date hereof, no event has occurred or condition exists with respect to the Borrower Group that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

5.11 Subsidiaries. Other than the entities listed on Schedule 5.11 attached hereto (such entities, each a “Subsidiary” and collectively, the “Subsidiaries”), the Borrower does not own or control any Person or any Equity Interests in or of any Person (except with respect to the shares in the Parent held by the Borrower as nominee on behalf of certain shareholders). The Borrower is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

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5.12 Disclosure. The Borrower has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and undertake the transactions contemplated herein, and as of the date of that certain Monetary Metals Bond III, LLC Preliminary Private Placement Memorandum, dated as of July 19, 2024 (in each case, excluding, for the purposes of this representation and warranty, any pricing information omitted in this offering document and any information derived from such pricing information), and of that certain Monetary Metals Bond III, LLC Final Private Placement Memorandum, expected to be dated on or about the week of August 6, 2024 (together with all Posted Information (as defined therein), the “MM Bond III PPM”), the MM Bond III PPM (as may be amended or supplemented as of any such time), does not and will not contain any untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the representations or warranties made by the Borrower herein as of the date of such representations and warranties, and the statements contained in any other information, certificates, exhibits or reports, furnished by or on behalf of the Borrower to the Purchaser in connection herewith, when taken as a whole, does not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not materially misleading.

5.13 Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 4, the offer, sale and issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of any applicable state securities Laws.

5.14 Environmental and Other Laws. Except as otherwise may be disclosed in Schedule 5.14 attached hereto: (a) the Borrower is conducting its business in material compliance with all applicable Laws, including applicable Environmental Laws (as defined below), and has and is in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of the Borrower is the subject of national, federal, provincial, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials (as defined below) into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) the Borrower has not filed any notice under any Law indicating that the Borrower is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of; (d) the Borrower has not transported or arranged for the transportation of any Hazardous Material to any location which is the subject of national, federal, provincial, state or local enforcement actions or other investigations which may lead to claims against the Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) the Borrower otherwise does not have any known material contingent liability under any applicable Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

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5.15 Insurance. Schedule 5.15 attached hereto contains a substantially accurate and complete description of all material policies of property and casualty, liability, workmen’s compensation and other forms of insurance owned or held by or on behalf of the Borrower. Such policies constitute all policies of insurance required to be maintained under this Agreement. All such policies are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation or termination in all material respects has been received with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of applicable Law and of all agreements to which the Borrower is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks as are otherwise usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower; will remain in full force and effect through the respective dates set forth in Schedule 5.15 attached hereto without the payment of additional premiums; and will not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement, the Note, and the other Transaction Documents.

5.16 Use of Proceeds. Subject to Article II hereof, the proceeds of the Loan shall be used solely by the Borrower for the development, funding and operation of the Project, as applicable, and not by the Borrower for future exploration activities or mining operations not related to the operation of the Project (as described in Annex A attached hereto) or for any general corporate purposes or by any other entity or for any personal, family or household purpose. “Project” shall have the meaning set forth in Annex A attached hereto.

5.17 Equipment. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Borrower are in good operating condition and repair (ordinary wear and tear excepted) and are reasonably fit and usable for the purposes for which they are being used.

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6. Security Interest.

6.1 Security.(a) In consideration for the indebtedness evidenced by the Note and to ensure and secure the Borrower’s full and timely performance of all of its obligations under this Agreement and the Note (including, without limitation, the Obligations (as defined in the Note)), the Borrower will, pursuant to the terms of the Security Documents and subject to the Intercreditor Agreement, grant to the Purchaser a first priority continuing security interest in favor of the Purchaser as security for the payment and discharge of all Obligations in all the Borrower’s right, title and interest from time to time in all of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) its silver, lead, zinc and other mineral holdings and mineral rights, cash and cash equivalents, intellectual property, real property, accounts, inventory, equipment, receivables, payment intangibles and other general intangibles and accounts, financial assets and investment property, investment property, securities, deposit accounts, furniture, trade fixtures, chattel paper, electronic chattel paper, instruments, letter-of-credit rights and any and all other property of any type or nature owned by it in each case whether now existing or hereafter acquired or arising and wherever located, and all proceeds of all of the foregoing (all of the property described in this clause being collectively referred to herein as “Collateral”), including, without limitation, all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) In addition to the foregoing, upon the creation of any Subsidiary, subject to the terms of the Intercreditor Agreement, the Borrower shall grant to the Purchaser a continuing security interest in favor of the Purchaser as security for the payment and discharge of all Obligations in all the Borrower’s right, title and interest from time to time in the Equity Interests related to such Subsidiary (including but not limited to any and all economic rights associated with such Equity Interests and any and all voting rights and other rights to participate in the management of the issuer of such Equity Interests) and shall execute, deliver, file and record all additional collateral security documents, notices, financing statement, instruments and documents which are reasonably requested by Purchaser to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Purchaser to exercise or enforce its rights hereunder with respect to such security interest.

In addition to the foregoing, the Borrower shall cause the Parent to execute, deliver, file and record all security documents, notices, financing statement, instruments and documents that are reasonably requested by Purchaser to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Purchaser to exercise or enforce its rights hereunder with respect to any and all collateral pledged under the Security Documents.

6.2 Perfection. At any time, and from time to time upon the reasonable request of the Purchaser, while the Note is outstanding, the Borrower will give, execute, file and record any notice, financing statement, amendment to or reaffirmation of any financing statement, instrument, document or agreement which is reasonably necessary to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Purchaser to exercise or enforce its rights hereunder with respect to such security interest. The Borrower irrevocably constitutes and appoints the Purchaser as the Borrower’s attorney to execute on behalf of the Borrower or its Subsidiary, or in the name of the Borrower or Subsidiary, as applicable, financing statements, amendments to financing statements or other documents under any applicable Law so as to preserve the Purchaser’s security interest (and the priority thereof) in the Collateral hereunder or under any other security agreement or instrument.

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7. Additional Covenants of the Borrower. So long as any indebtedness under the Note remains outstanding:

7.1 The Borrower will maintain its principal office at the location set forth on the signature page hereto, or such other location of its principal office, provided that the Borrower shall notify the Purchaser, in writing, within 10 days of any change to its principal office, in order for notices, presentations and demands (including, without limitation, a demand for payment) to or upon the Borrower in respect of this Agreement and the Note may be given or made.

7.2 The Borrower shall: (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or organizational existence (as applicable), material rights, material permits and material franchises; (ii) continue to conduct its business substantially as now conducted; and (iii) maintain, preserve and protect all of its assets and properties used in the conduct of its business in good repair, working order and condition as is reasonably necessary to permit its business to be properly conducted.

7.3 The Borrower will permit, upon reasonable prior written notice, representatives appointed by the Purchaser (including independent accountants, auditors, agents, attorneys, and appraisers) to visit and inspect during normal business hours any of the Borrower’s or Subsidiary’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain; provided, that so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Purchaser for such visits, examinations and inspections more frequently than once during any calendar year. The Borrower shall permit the Purchaser and its representatives to investigate and verify the accuracy of the information furnished to the Purchaser in connection with the Note, this Agreement and all other agreements set forth herein and to discuss all such matters with its officers, employees and representatives.

7.4 The Borrower will

(a) Promptly, and in no case later than within forty-eight hours, notify the Purchaser in writing, stating that such notice is being given pursuant to this Agreement, of:

a. the occurrence of any Default or Event of Default in accordance with Section 8.1 or any Material Adverse Effect;

b. (i) the acceleration of the maturity of any Permitted Debt owed by the Borrower in an amount in excess of US $250,000 or (ii) any unremedied default (taking into account any applicable cure period) by the Borrower under any material contract valued in excess of US $250,000;

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c. any claim of US$250,000 (or its equivalent in any foreign currency) or more, any notice of potential liability under any applicable Environmental Laws which might exceed such amount, or any other material adverse claim asserted against the Borrower or with respect to the Borrower’s properties which might exceed such amount;

d. the filing of any suit or proceeding against the Borrower in which (i) any Person seeks an award of US$250,000 or more (or its equivalent in any foreign currency), on an individual basis or in the aggregate, of damages or other amounts from the Borrower or (ii) an adverse decision could reasonably be expected to constitute a Material Adverse Effect; and

e. the creation or acquisition of any Subsidiary by the Borrower; and

(b) The Borrower will also notify the Purchaser in writing within (10) Business Days of the date the Borrower changes its name, the location of its chief executive office, or its location under the NY UCC.

7.5 The Borrower will at all times maintain full and accurate books of account and records. The Borrower will maintain a standard system of accounting, will maintain its fiscal year, and will furnish the following statements and reports to the Purchaser at the Borrower’s expense:

(i) within one hundred twenty (120) days after the end of each fiscal year of the Parent, commencing at the end of the fiscal year 2024, procure the completion of consolidated financial statements of the Borrower Group together with all notes thereto, prepared in reasonable detail in accordance with U.S. GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accounting firm selected by the Borrower and acceptable to the Purchaser, stating that such consolidated financial statements have been so prepared.

(ii) As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter, the Borrower Group’s consolidated balance sheet as of the end of such fiscal quarter and consolidated statements of the Borrower Group’s earnings and cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with U.S. GAAP, subject to changes resulting from normal year-end adjustments.

(iii) In addition, the Borrower will, together with each such set of financial statements and each set of financial statements furnished under this Section 7.5, furnish a certificate in the form of Exhibit B signed by the Chief Financial Officer (or an officer holding an equivalent position) of the Borrower, stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Transaction Documents, and stating that no Event of Default exists at the end of such fiscal quarter or at the time of such certificate or specifying the nature and period of existence of any such Event of Default.

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7.6 Following written request by the Purchaser, such other information that the Purchaser may from time to time reasonably request concerning the Note, this Agreement, any Collateral, or any matter in connection with the Borrower’s businesses, properties, prospects, financial condition and operations; including monthly reporting on silver extraction results and inventory, monthly and quarterly financial reports within the deadlines for financial reporting. Such reports shall include audit (if available), consolidated annual financial statements (accompanied by an unqualified audit report) certified by independent certified public accountants and prepared in U.S. GAAP, unaudited consolidated monthly and quarterly financial statements and copies of annual tax returns.

7.7 Upon written request of the Purchaser, the Borrower shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and shall take all such action, in each case as may be reasonably necessary in the reasonable judgment of the Purchaser to carry out the provisions and purposes of this Agreement, the Note and any other Transaction Documents to which it is a party.

7.8 Until the Project has reached commercial production, the Borrower shall not engage in or permit any of its subsidiaries to engage in any business other than the Project and such other businesses currently engaged in by the Borrower and any such subsidiary as of the Effective Date, in each case, as set forth in this Agreement and businesses similar, ancillary or related thereto. In addition, the Borrower will not engage in any transaction with any of its affiliates on terms that are less favorable to it than those that would have been obtainable at the time in arm’s-length dealing with Persons other than such affiliates.

7.9 Other than dividends or distributions made to the Parent, the Borrower shall not, at any point prior to the full repayment and satisfaction of the Note, declare or make or cause to be declared and made any dividends or distributions on or in respect of any Equity Interest in the Borrower or any payment made by the Borrower to purchase, redeem, acquire or retire any Equity Interest in the Borrower (including any such option or warrant), other than the purchase or redemption of Equity Interests of the Borrower held by then present or former directors, consultants, officers or employees in connection with such person’s death, disability, retirement or termination of employment or under the terms of any agreement under which such Equity Interest were issued.

Notwithstanding anything to the contrary herein, the Parent may provide equity funding by way of capital contributions to the Borrower and its Subsidiaries, subject to the following conditions: the Borrower Group or any affiliate of the Borrower that becomes a party to the Transaction Documents is not in breach of the Transaction Documents to which it is a party at the time of such equity funding or will be in breach of a Transaction Document to which it is a party as a result of the provision of such equity funding.

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7.10 Other than with the consent of the Purchaser, the Borrower will not enter into or permit any modification of, or waive any material right or obligation of any Person under its, as the case may be, certificate or articles of incorporation, articles of organization, bylaws, regulations, operating agreement or other organizational documents other than amendments, modifications and waivers which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, the Borrower will not grant or otherwise agree to any preemptive right or similar provision, or any anti-dilution or similar provision, whether set forth in a binding agreement or as part of or in connection with the terms of any Equity Interest of the Borrower or any Subsidiary, in each case that would be violated by, or that would be triggered, invoked or otherwise implicated by the terms of the Note.

7.11 The Borrower will maintain insurance over its business and Subsidiaries, the Project and any portion of the Collateral consisting of tangible personal property for risks and in amounts standard for companies in the Borrower’s industry and location. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not affiliates of the Borrower, and in amounts that are customary for businesses of similar size in the same line of business. At the Purchaser’s request, the Borrower shall deliver certified copies of such insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Purchaser, that it will give the Purchaser twenty (20) days’ prior written notice (ten (10) days’ prior written notice for cancellation due to non-payment of premium) before any such policy or policies shall be materially altered or canceled. If the Borrower fails to obtain insurance as required under this Section 7.11 or to pay any amount or furnish any required proof of payment to third Persons, the Purchaser may make all or part of such payment or obtain such insurance policies required in this Section 7.11, and take any action under the policies the Purchaser deems prudent.

7.12 Other than with the consent of the Purchaser, the Borrower shall not enter into, and shall not cause the Parent or any Subsidiary to enter into, any agreement regarding: (i) any consolidation or merger of the Borrower or Subsidiary with or into any other corporation or other entity or Person, or any other corporate or organizational reorganization, other than any such consolidation, merger or reorganization in which the holders of the Equity Interests of the Borrower or any Subsidiary of the Borrower immediately prior to such consolidation, merger or reorganization, continue to hold Equity Interests that represents a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section 7.12, all Equity Interests issuable upon exercise of options outstanding immediately prior to such consolidation or merger or upon conversion of convertible stock or other securities convertible into Equity Interests outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Equity Interests are converted or exchanged); (ii) any transaction or series of related transactions to which the Borrower is a party in which in excess of fifty percent (50%) of the Borrower’s voting power is transferred; or (iii) the sale, lease, conveyance, exclusive license or other disposition of a majority of the assets of the Borrower and its Subsidiaries, taken together.

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7.13 Other than with the consent of the Purchaser, the Borrower shall not, directly or indirectly, sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, to a third party not being a member of the Borrower Group, except the Borrower may sell, transfer, lease, exchange, alienate, or dispose of: equipment or other property which is surplus, worn out or obsolete or which is no longer used or useful in the business of the Borrower, or the proceeds of which are or are to be used to purchase equipment or other property of comparable suitability and value; inventory (including silver sold as produced and seismic and geological data) which is sold in the ordinary course of business; the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction; and other sales, transfers or dispositions; provided that both before and after giving effect to any such sale, transfer or disposition, no Default or Event of Default has occurred and is continuing.

7.14 Other than with the consent of the Purchaser, the Borrower will not

(a) owe or be liable for any indebtedness except the Obligations, any intercompany loan between members of the Borrower Group who have granted security to the Purchaser, and any Permitted Debt;

(b) make prepayments on any existing or future indebtedness to any Person other than to Purchaser or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower and Purchaser; and

(c) create or suffer to exist any Lien on any assets of the Borrower except Permitted Liens. In addition, the Borrower will at all times maintain, good and defensible title to the fee interests in real property and all silver and other minerals, mineral rights and related leasehold interests comprising the Collateral, free and clear of all Liens, except for Permitted Liens.

7.15 The Borrower will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) pay and discharge when due all other liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (d) maintain appropriate accruals and reserves for all of the foregoing in accordance with U.S. GAAP. The Borrower may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, has set aside on its books adequate reserves therefore that are required by U.S. GAAP, and the failure to make payment pending such contest could not reasonably be expected to constitute a Material Adverse Effect or result in the seizure or forfeiture of any silver or other minerals or related leaseholds or properties of the Borrower.

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7.16 The Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will conduct its business and affairs in compliance with all Laws applicable thereto except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will cause all licenses and permits necessary for the conduct of its business and the ownership and operation of its property used in the conduct of its business to be at all times maintained in good standing and in full force and effect except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.17 The Borrower will comply with all Environmental Laws now or hereafter applicable to the Borrower, as well as all applicable contractual obligations and agreements with respect to environmental re-mediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, except to the extent that failure so to comply could not reasonably be expected to cause a Material Adverse Effect. The Borrower will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, except as could not reasonably be expected to cause a Material Adverse Effect.

7.18 The Borrower will promptly furnish to the Purchaser all material written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by the Borrower, or of which the Borrower otherwise has written notice, pending or threatened against the Borrower or a Subsidiary by any Governmental Authority with respect to any alleged violation of or non-compliance with any applicable Environmental Laws or any permits, licenses or authorizations in connection with the Borrower’s or such Subsidiary’s ownership or use of its properties or the operation of its business.

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7.19 Following an Event of Default which is continuing beyond any applicable cure period, the Purchaser shall be entitled to appoint one (1) individual by written notice to the Borrower from time to time (the “Board Observer”), who shall be permitted to attend and participate in all meetings of the board of directors of the Parent (the “Board”). The Board Observer shall have no right to vote on any matter presented to the Board. The Borrower shall give the Board Observer written notice of each meeting thereof at the same time and in the same manner as the other members of the Board receive notice of such meetings (but in any event no later than three (3) Business Days prior to any such meeting). The Borrower shall permit the Board Observer to attend and participate in all meetings thereof. The Board Observer shall be entitled to receive all written materials and other information given to other members of the Board in connection with such meeting or otherwise, at the same time such materials and information are given to the other members of the Board. The Board Observer shall be subject to the same confidentiality and other restrictions as imposed on the other members of the Board by Law or otherwise. If the Borrower proposes to take any action by written consent in lieu of a meeting of the Board, then the Borrower shall give written notice thereof to the Board Observer describing the nature and substance of such action and including the text of such written consents. The Borrower shall pay the reasonable and documented out-of-pocket costs and expenses of the Board Observer incurred in connection with attending such meetings of the Board, on the same basis as for other members of the Board. The Purchaser’s right to appoint a Board Observer pursuant to this Section shall end upon full repayment and satisfaction of all indebtedness under the Note. The Purchaser hereby appoints Saad Zein as the current Board Observer.

7.20 The Borrower will promptly furnish to the Purchaser all material requests for information, notices of claim, demand letters, and other notifications, received by the Borrower in connection with the Borrower’s ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

7.21 The Borrower agrees that it will, or will cause Bunker Hill Mining Corp. to:

(a) commencing on August 8, 2025, maintain a long term cash reserve in excess of [Redacted – Commercial Information], provided that any failure to maintain such cash reserve amount shall be subject to a thirty (30) calendar day cure period;

(b) not conduct any exploration activity (not related to the Bunker Hill silver mine in Idaho) unless the cash balance exceeds [Redacted – Commercial Information], excluding the first year interest reserve amount; and

(c) provide the same reports regarding the Company’s financial position (income statement, balance sheet and cash flow statement) as will be provided as will be provided to Sprott Private Resources Streaming and Royalty Corp.

7.22 The Borrower agrees to the Purchaser retaining an amount equal to the number of Ounces of Silver payable to the Purchaser in interest during the first year and hold such amount in an escrow account, with such amount to be used by the Purchaser to pay any interest as it becomes due during the first year and provided that, in the event that such amount held by the Purchaser pursuant to this Section 7.22 is in excess of the amount of interest actually due and payable during the first year, such excess shall be applied towards the principal amount owing under the Note.

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7.23 The Borrower agrees not to, without the consent of the Purchaser, repay any other Debt or Loan obligations until the Loan is repaid in full, other than any payments required in connection with any Permitted Debt.

7.24 On or before August 31, 2024, the Borrower will deliver to the Purchaser the final version of the consolidated unaudited balance sheet for the Borrower Group as of June 30, 2024 previously provided to the Purchaser.

8. Default.

8.1 Events of Default. For purposes of this Agreement and the Note, any of the following events which shall occur shall constitute an “Event of Default”:

(a) the Borrower fails to pay (i) any principal in respect of any indebtedness under the Note when due and payable pursuant to the terms of this Agreement and the Note or (ii) any interest in respect of any indebtedness under the Note, or any fee or other amount payable under the Transaction Documents when due and payable and such failure remains unremedied for a period of three (3) Business Days; provided, that, notwithstanding the foregoing, solely with respect to the Payment Date on November 8, 2024, the Borrower fails to pay any such interest in respect of the indebtedness under the Note (if such unpaid interest amount and such failure remains unremedied for a period of fourteen (14) calendar days);

(b) the Borrower or Parent fails in the observance or performance (as applicable) of (i) any covenant, term, obligation or agreement under the Transaction Documents and such failure remains unremedied for a period of fifteen (15) Business Days;

(c) any representation, warranty or certification made by the Borrower or on behalf of the Borrower or Parent herein or in any other Transaction Document or in any additional security or finance agreements or documents entered into accordance with the terms hereof or in the Note or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on or as of the date made or deemed made and such inaccuracy is not remedied within fifteen (15) Business Days, other than with respect to any false or incorrect representation, warranty or certification that cannot be cured due to its nature;

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(d) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (iii) make an assignment for the benefit of creditors, (iv) fail generally or admit in writing to its inability to pay its Debts as they become due, (v) institute any proceedings under any applicable bankruptcy, reorganization, receivership, insolvency or other similar Law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency Law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) become subject to any involuntary proceedings under any applicable bankruptcy, reorganization, receivership, insolvency or other similar Law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing, or have an order for relief entered against it in any proceeding under any applicable bankruptcy, reorganization, receivership, insolvency or other similar Law affecting the rights of creditors generally;

(e) the Borrower or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in Section 8.1(d) or Section 8.1(e);

(f) one or more judgments, orders, decrees or awards for the payment of money in an amount in excess of US$250,000 (provided, however, that if the Borrower’s cumulative Cash Flow (as defined in the Note), as evidenced by the Borrower’s latest updated financial statements available at such time, is equal to or greater than US$2,000,000, then US$500,000) or its equivalent in any foreign currency (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against the Borrower or any of its Subsidiaries, or with respect to any of its assets and the same are not, within sixty (60) days after the entry thereof, discharged, satisfied, or paid, or after execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

(g) the occurrence of a Senior Event of Default (as defined in the Intercreditor Agreement); or

(h) the security interest grant to the Purchaser is held to be invalid or unenforceable, in whole or in part, or the Purchaser shall cease to have a perfected priority Lien (subject to Permitted Liens) in any of the Collateral.

8.2 Consequences of Events of Default.

(a) If any Event of Default shall occur for any reason, whether voluntary or involuntary, the Purchaser may, upon written notice or demand to the Borrower, declare the outstanding Obligations due and payable, whereupon the outstanding Obligations shall be and become immediately due and payable, and the Borrower shall immediately pay to the Purchaser all such indebtedness. Upon the occurrence of an Event of Default under Section 7.1(d), then all indebtedness under the Note and any other Transaction Document shall automatically be due immediately without notice of any kind.

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(b) The Purchaser shall also have any other rights which the Purchaser may have been afforded under any contract or agreement at any time and any other rights which the Purchaser may have pursuant to applicable Law. The Purchaser may exercise any and all of its remedies under this Agreement or any other Transaction Document contemporaneously or separately from the exercise of any other remedies hereunder or under applicable Law.

9. Miscellaneous.

9.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Borrower and the Purchaser contained in or made pursuant to the Note and this Agreement shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Purchaser or the Borrower, and shall further survive until all of the Obligations are paid in full to the Purchaser.

9.2 Successors and Assigns. Except as otherwise provided herein or therein, the terms and conditions of this Agreement and the Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including permitted transferees of the Note); provided, that neither party may assign or transfer its rights or obligations hereunder or under the Note without the prior written consent of the other party, unless an Event of Default has occurred and is continuing, in which case Purchaser may assign or transfer its rights or obligations hereunder or under the Note without the prior written consent of the Borrower. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Governing Law; Arbitration. This Agreement and all other Transaction Documents (unless otherwise specified therein) are to be construed in accordance with and governed by the laws of the State of New York without giving effect to any conflicts of law principles that would result in the application of the laws of any other nation or state. Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement and all other Transaction Documents (unless otherwise specified therein), including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, shall be resolved by arbitration. The arbitration shall be conducted by three arbitrators, in accordance with the rules the International Centre for Dispute Resolution of the American Arbitration Association, in effect at the time of the arbitration. The arbitrators shall be appointed as provided for in said rules. The seat of the arbitration shall be New York City, New York, United States, and it shall be conducted in the English language. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment upon the award may be entered by any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets.

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9.4 Counterparts. This Agreement may be executed in several counterparts and by facsimile or electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (i) when hand delivered to the other parties; (ii) when sent by confirmed facsimile or electronic mail to the number or email address, as applicable, set forth on the signature page or Schedule A hereto if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (iii) three (3) Business Days after deposit with a national mail service (first class or certified mail, receipt requested, postage prepaid and addressed to the other parties at the addresses set forth on the signature page or Schedule A hereto); or (iv) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page or Schedule A hereto with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person(s) to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.6 by giving the other parties written notice of the new address in the manner set forth above. In the event of any conflict between the Borrower’s books and records and this Agreement or any notice delivered hereunder, the Borrower’s books and records will control absent fraud or error.

9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing executed by the Borrower and the Purchaser. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of the Note acquired under this Agreement at the time outstanding, each future holder of the Note and the Borrower.

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9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.9 Expenses and Fees. In addition to interest calculated pursuant to the Note:

(a) The Borrower shall pay the Purchaser’s costs, up to a maximum amount of [Redacted – Commercial Information], plus [Redacted – Commercial Information] of the excess amount above this threshold, regardless of whether the Borrower and the Purchaser ultimately enter into the proposed Loan, relating to due diligence expenses (including travel and lodging expenses and technical consultants’ expenses), legal and issuances expenses and other, unanticipated costs incurred in relation to the issuance of this Loan. Such expenses will be deducted from the Loan proceeds advanced by the Purchaser to the Borrower on the Effective Date.

(b) Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, unless otherwise specified in this Agreement.

(c) In addition, on or prior to the Closing Date, the Borrower shall pay to the Purchaser the “Underwriting Fee” which means the amount equivalent to 2.5% of the US$ amount of the Loan payable by the Borrower to the Purchaser in U.S. Dollars. This Underwriting Fee will be paid on a net settlement basis against the issuance proceeds.

(d) An additional break free of 2.5% of the Loan amount shall be payable by the Borrower to the Purchaser, if the Purchaser secures commitments for the needed funding and provides a definitive set of legal documents matching the terms set for herein or further negotiated, but the Borrower does not go forward with the Loan within the period contemplated herein.

(e) The Borrower shall also cause the issue to the Purchaser of warrants issued by the Parent within five Business Days of each advance of the Loan proceeds. The warrants are subject to approval of the TSX Venture Exchange, and will be issued in one or more tranches in an amount up to, in the aggregate, a maximum of 3,000,000 warrants calculated as follows:

a. in connection with the first tranche, such number of warrants that is equal to two times the number of Ounces of Silver advanced by the Purchaser under the first tranche (the “Base Warrants”) and a bonus ratchet of: (i) 2.5% of the Base Warrants if at least 500,000 and up to 599,999 Ounces of Silver are advanced, (ii) 5.0% of the Base Warrants if at least 600,000 and up to 699,999 Ounces of Silver are advanced, (iii) 10.0% of the Base Warrants if at least 700,000 and up to 799,999 Ounces of Silver are advanced, and (iv) 15.0% of the Base Warrants if at least 800,000 Ounces of Silver are advanced; and

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b. in connection with any additional tranches, such number of warrants that is equal to two times the number of Ounces of Silver advanced by the Purchaser under such tranche.

The exercise price of each warrant shall be set at the last closing price of the Parent’s common stock prior to the date such warrants are issued and each warrant shall vest immediately on issuance. The warrants will be exercisable at any time, in whole or in part, until the earlier of (i) three years from their issuance date and (ii) the Loan Maturity Date. The terms of any warrants are subject to applicable TSX Venture Exchange rules and requirements.

9.10 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Borrower from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees or representatives is responsible. The Borrower agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower or any of its officers, employees or representatives are responsible.

9.11 Indemnity. The Borrower agrees to indemnify the Purchaser, upon demand, from and against any and all liabilities, obligations, broker’s fees, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against the Purchaser growing out of, resulting from or in any other way associated with any of the Collateral, the Note, this Agreement and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise). Among other things, the foregoing indemnification covers all liabilities and costs (i) arising from, related to or in connection with any untrue statement or alleged untrue statement of a material fact contained in the MM Bond III PPM or any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) incurred by the Purchaser related to any breach by the Borrower of the Note, this Agreement or any other Transaction Document, (iii) arising from, related to or in connection with any bodily injury to any Person or damage to any Person’s property, or (iv) arising from, related to or in connection with any violation or noncompliance with any Environmental Laws by the Purchaser or any other Person or any liabilities or duties of the Purchaser or any other Person with respect to Hazardous Materials found in or released into the environment.

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THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE PURCHASER (IN EACH CASE WHETHER ALLEGED, ARISING OR IMPOSED IN A LEGAL PROCEEDING BROUGHT BY OR AGAINST THE BORROWER, THE PURCHASER, OR ANY OTHER PERSON); provided, that the Purchaser shall not be entitled under this Section 9.11 to receive indemnification for that portion, if any, of any liabilities and costs that is caused by its gross negligence, bad faith or willful misconduct, as determined in a final judgment or ruling by an arbitrator. If any Person (including the Borrower or any of its affiliates) ever alleges such gross negligence, bad faith or willful misconduct by the Purchaser, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction or arbitrator enters a final judgment as to the extent and effect of the alleged gross negligence, bad faith or willful misconduct. As used in this Section the term “Purchaser” shall refer not only to the Purchaser but also to each director, officer, agent, trustee, attorney, employee, representative and affiliate of or for the Purchaser.

IN ADDITION, THE BORROWER AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY: (A) WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES” AS DEFINED BELOW; (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTE AND OTHER DOCUMENTS DESCRIBED IN THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

9.12 Further Assurances. The Purchaser and the Borrower shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement and the Note.

9.13 Entire Agreement. This Agreement and the Note constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

9.14 Attorney’s Fees. If, in any action at law or in equity (including arbitration), it is necessary to enforce or interpret the terms of either this Agreement, the Note or any other Transaction Document the prevailing party in a final, non-appealable judgment shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief that such party may be entitled.

[Signature Page Follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

BORROWER:

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President

Address:	[Redacted – Personal Information]

Facsimile:
E-mail:	[Redacted – Personal Information]

PARENT:

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer and Director

Address:	[Redacted – Personal Information]

Facsimile:
E-mail:	[Redacted – Personal Information]

[Signature Page to Amended and Restated Secured Promissory Note Purchase Agreement]

PURCHASER:

Monetary Metals Bond III LLC

By:	/s/ Saad Zein
Name:	Saad Zein
Title:	Chief Portfolio Officer
Address:	[Redacted – Personal Information]

Facsimile:	[Redacted – Personal Information]
E-mail:
Saad Zein
[Redacted – Personal Information]

Anatoly Burman
[Redacted – Personal Information]

Global email
[Redacted – Personal Information]

With copies to

Nathan Lucas
[Redacted – Personal Information]
Tel: [Redacted – Personal Information]

John Flaherty
[Redacted – Personal Information]
Tel: [Redacted – Personal Information]

[Signature Page to Amended and Restated Secured Promissory Note Purchase Agreement]

SCHEDULE A

SCHEDULE OF PURCHASERS AND NOTE AMOUNT

Name and Address	Closing Amount

Monetary Metals Bond III LLC

[Redacted – Personal Information]

Facsimile: [Redacted – Personal Information]

E-mail:

Saad Zein

[Redacted – Personal Information]

Anatoly Burman

[Redacted – Personal Information]

Global email

[Redacted – Personal Information]

With copies to:

Nathan Lucas

[Redacted – Personal Information]

[Redacted – Personal Information]

John Flaherty

[Redacted – Personal Information]

[Redacted – Personal Information]

US$ equivalent of up to 1,200,000 Ounces of Silver on date of Note
Total	US$ equivalent of up to 1,200,000 Ounces of Silver on date of Note

SCHEDULE 1

PERMITTED DEBT

1.	[___________]

PERMITTED LIENS

2.	[___________]

SCHEDULE 5.3

LITIGATION; LABOR DISPUTES AND ACTS OF GOD

[___________]

SCHEDULE 5.4

ABSENCE OF REQUIRED CONSENTS; NO VIOLATIONS

[___________]

SCHEDULE 5.6(a)

CHANGES

[___________]

SCHEDULE 5.7

CAPITALIZATION

The authorized capital stock of the Borrower’s consists of 100 shares of common stock.

SCHEDULE 5.11

SUBSIDIARIES

[________]

SCHEDULE 5.14

ENVIRONMENTAL AND OTHER LAWS

[________]

SCHEDULE 5.15

INSURANCE

[________]

SCHEDULE 6

EXCLUDED COLLATERAL

[________]

EXHIBIT A

FORM OF NOTE

[To be attached.]

EXHIBIT B

CFO CERTIFICATE

●, 2024

Reference is made to that certain Secured Promissory Note Purchase Agreement dated as of [●], 2024 (together with all schedules, exhibits and annexes attached thereto and contemplated therein, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and between Monetary Metals Bond III LLC (the “Purchaser”) and Silver Valley Metals Corp. (the “Company”). This certificate is being delivered pursuant to Section 7.5(iii) of the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement.

The undersigned hereby certifies, on behalf of the Company and solely in his capacity as Chief Financial Officer of the Company and not in his personal capacity, as follows:

1.	I am the duly qualified and acting Chief Financial Officer of the Company, and in such capacity, I am (a) responsible for the Company’s financial and accounting matters, and (b) familiar with the Company’s operations, accounting records, internal controls, internal business reporting and recording system.

2.	I have reviewed the (a) financial statements attached hereto as Annex A (the “Financial Statements”), a copy of which has been provided to the Purchaser pursuant to Section 5.5(a) of the Note Purchase Agreement and (b) the Transaction Documents.

3.	The Financial Statements are accurate and complete in all material respects (subject to normal year-end adjustments).

4.	As of (a) the date hereof and (b) the end of the fiscal quarter last covered by the Financial Statements, no Event of Default exists or is continuing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:
Name:	[●]
Title:	Chief Financial Officer

ANNEX A

DESCRIPTION OF THE PROJECT

The “Project” involves the development and restart of the Guarantor’s 100% owned flagship asset, the Bunker Hill zinc-lead-silver mine (the “Bunker Hill Mine” or the “Mine”) in Idaho, USA. The Mine includes all mining rights and claims, surface rights, fee parcels, mineral interests, easements, existing infrastructure at Milo Gulch, and the majority of machinery and buildings at the Kellogg Tunnel portal level, as well as all equipment and infrastructure anywhere underground at the Bunker Hill Mine. It also includes all current and historic data relating to the Bunker Hill Mine, such as drill logs, reports, maps, and similar information located at the Mine site or any other location.